                                                                   Exhibit 10.12
                                                                   -------------

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of September 7, 1998 (the "Effective Date"), by and between Evercom, Inc., a Delaware corporation, formerly known as Talton Holdings, Inc. (the "Company"), and Dennis L. Whipple (the "Executive").

                                    RECITALS

     WHEREAS, the Company is the owner of the outstanding shares of capital stock of (i) Talton Telecommunications Corporation, an Alabama corporation ("TTC"), (ii) AmeriTel Pay Phones, Inc., a Missouri corporation ("AmeriTel"),
(iii) Talton STC, Inc., a Delaware corporation ("Talton STC"), (iv) Talton Invision, Inc., a Delaware corporation ("Talton Invision"), (v) Saratoga Telephone Company, Inc., a Delaware corporation ("Saratoga") and (vi) MOG Communications, Inc., an Alabama corporation ("MOG") (the Company, TTC, AmeriTel, Talton STC, Talton Invision, Saratoga, MOG and their respective affiliates and subsidiaries are sometimes referred to herein individually as a "Talton Entity" and collectively as the "Talton Entities");

     WHEREAS, the Company desires to employ the Executive and the Executive desires to furnish services to the Company and/or the other Talton Entities on the terms and conditions hereinafter set forth;

     WHEREAS, the parties desire to enter into this Agreement in order to set forth the terms and conditions of the employment relationship of the Executive with the Talton Entities;

     WHEREAS, the Executive and the Company each acknowledge and agree that the terms and conditions of employment set forth below are reasonable and necessary in order to protect the legitimate business interests of the Talton Entities and to compensate the Executive for information, knowledge and experience brought to or gained from the Talton Entities;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth below, the parties hereby agree as follows:

     1. EMPLOYMENT. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment, on the terms and conditions hereinafter set forth.

     2. EMPLOYMENT PERIOD. The period of employment of the Executive by the Company hereunder (the "Employment Period") shall commence on the Effective Date and shall end on December 31, 2001, (unless Executive's employment hereunder is earlier terminated in accordance with Section 5 of the Agreement). Commencing on January 1, 2002, the Employment Period shall be extended for successive one-year periods (individually, a "Renewal Period"), unless a notice not to extend this Agreement shall have been given by either party hereto to the other not later than 90 days immediately preceding the commencement of the Renewal Period (or unless Executive's employment hereunder is earlier terminated in accordance with Section 5 of this Agreement). Unless the context otherwise requires, the Employment Period shall for purposes of this Agreement be deemed to include the current Renewal Period (if any), and shall automatically end upon Executive's termination of employment with the Company.

     3. POSITION AND DUTIES. The Executive shall devote his full time, attention, skills and energies during the Employment Period to the business of the Talton Entities, performing such specific functions on behalf of the Talton Entities that are generally incident to and consistent with the Executive's position as the Board of Directors of the Company may direct. The Executive shall hold the position of Chief Executive Officer of the Company and shall report directly to the Board of Directors and have all powers and duties which are associated with such position in the industries in which the Company is engaged. The Executive shall also be elected as a

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member and Chairman of the Board of Directors of the Company as soon as practicable. Notwithstanding the foregoing, the Executive shall not be prohibited from serving on the boards of directors of other companies, performing charity work or managing his own personal investments and affairs so long as such activities do not interfere with the performance of the Executive's duties hereunder.

     4.  COMPENSATION AND RELATED MATTERS.

     (a) BASE SALARY. During the Employment Period, the Company shall pay the Executive a base salary at the rate specified in Exhibit A (the "Base Salary"), which Base Salary shall be paid in equal installments in accordance with the Company's payroll policy, subject to Section 5 below.

     (b) BONUS. During the Employment Period, the Executive shall receive the bonuses as specified in Exhibit A.

     (c) OPTIONS. The Executive shall be awarded options to purchase the Company's common stock, as specified in Exhibit A.

     (d) OTHER BENEFITS. During the Employment Period, the Executive shall be entitled to and eligible for group health insurance coverage and any other fringe benefits in accordance with policies applicable generally to salaried employees of the Company. The Executive shall also be entitled to four (4) weeks paid vacation and other paid absences during the Employment Period in accordance with policies applicable generally to salaried employees of the Company and shall be reimbursed for reasonable expenses incurred in connection with the business of the Company and the performance of his duties hereunder in accordance with the policies established by the Company for reimbursement of such expenses.

     (e) RELOCATION. The Executive shall be reimbursed for reasonable out-of-pocket expenses incurred in relocating to the Dallas/Ft. Worth area, which expenses shall include, without limitation, closing costs and commissions on disposition of present residence, moving costs, up to one year of temporary lodging, air fare and other travel, and closing costs and points on replacement residence. The aggregate amount reimbursable under this Section 4(e) shall not exceed $100,000.

     5.  TERMINATION.

     (a) TERMINATION FOR CAUSE. Prior to the end of the Employment Period, the Company may terminate the Executive's employment under this Agreement for "Cause". For purposes of this Agreement, the Company shall have Cause to terminate the Executive's employment hereunder in the event the Executive: (i) has committed any act of willful misconduct, embezzlement or wrongful conversion of money or property belonging to any Talton Entity, or any act of fraud that adversely affects the business of or relates to any of the Talton Entities; (ii) is convicted of a felony at any time hereafter, which is reasonably likely to have an adverse effect on the Company or its business; (iii) has failed to comply with any material directive of the Board of Directors of the Company related to his employment duties promptly following notice to the Executive of such failure; or (iv) has willfully and continually failed to substantially perform his duties hereunder (other than any such failure resulting from the Executive's death or disability), and such failure continues for more than 10 days after written notice thereof to the Executive. The Executive will be furnished an opportunity upon reasonable notice to state his case to the Board of Directors with counsel prior to any termination for "Cause". If the Executive's employment is terminated by the Company for Cause, the Company shall pay the Executive any Base Salary accrued or owing to the Executive hereunder through the date of termination, less any amounts owed by the Executive to any Talton Entity, and the Company shall have no further liability or obligation to the Executive hereunder.

     (b) TERMINATION WITHOUT CAUSE AND TERMINATION FOR GOOD REASON. Prior to the end of the Employment Period, the Company may terminate the Executive's employment under this Agreement for a reason other than Cause or no reason whatsoever (i.e., without Cause). If the Company terminates the Executive's employment without Cause prior to the expiration of the Employment Period, or the Executive terminates his employment with the Company prior to the expiration of the Employment Period for "Good Reason"

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(as defined below), or the Company elects not to extend the Employment Period as provided in Section 2, the Company shall pay to the Executive an amount equal to two times the Executive's annual cash compensation (Base Salary and Bonus) which was paid to the Executive in the year prior to the year in which his employment was terminated or not extended, provided that, for a termination in 1998 such payment shall be $1,200,000 (the "Severance Payment"). The Company may, at its option, pay the Severance Payment in a lump sum within 30 days after the date of termination of employment, or pay the Severance Payment over a twelve month period (commencing effective as of the date of termination of employment) in equal installments in accordance with the Company's payroll policy. If the Company terminates employment of the Executive because he has become disabled such that he is unable to perform the essential functions of his job (with reasonable accommodation) for a period of not less than 15 consecutive weeks, any such termination shall be deemed to be a termination without Cause pursuant to this Agreement. Similarly, the Executive's employment shall terminate upon his death, and shall be deemed a termination by the Company without Cause, with payments of the Severance Payment hereunder to be made to the Executive's estate.

     (c) GOOD REASON. A termination by the Executive of his employment with the Company prior to the expiration of the Employment Period shall be deemed for "Good Reason" if the Executive terminates his employment with the Company within three (3) months following the occurrence of any of the following events: (i) the Executive's duties are substantially diminished so as to be materially inconsistent with the duties of a person of the Executive's position, (ii) the Company materially breaches any of its obligations hereunder, (iii) the Company determines to relocate its headquarters to an area which is outside of a 50 mile radius from its present location, or (iv) a "Change in Control" of the Company occurs. A "Change in Control" for purposes hereof shall mean (i) without prior approval of the Board of Directors of the Company a single entity or group of affiliated entities not currently owning an interest in the Company acquires more than 50% of the voting stock of the Company issued and outstanding immediately prior to such acquisition; (ii) shareholders of the Company approve the consummation of any merger of the Company or any sale or other disposition of all or substantially all of its assets, if the shareholders of the Company immediately before such transaction own, immediately after consummation of such transaction, equity securities (other than options and other rights to acquire equity securities) possessing less than 50% of the voting power of the surviving or acquiring corporation; or (iii) a change in the majority of the Board of Directors of the Company during any 24-month period without the approval of a majority of directors in office at the beginning of such period.

     6.  CONFIDENTIAL INFORMATION, REMOVAL OF DOCUMENTS,
         DEVELOPMENTS AND NON-COMPETITION, RELEASE.

     (a) CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company and the other Talton Entities all trade secrets, confidential information, proprietary information, knowledge and data relating to the Talton Entities and/or the businesses or investments of the Talton Entities which may have been obtained by the Executive during the Executive's employment by the Company or any other Talton Entity including such information with respect to any products, improvements, formulas, designs or styles, processes, services, customers, suppliers, marketing techniques, methods, know-how, data, future plans or operating practices ("Confidential Information"), provided that "Confidential Information" shall not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by the Executive or (ii) is or becomes available to the Executive on a non-confidential basis from a source that is not known to the Executive to be prohibited from disclosing such information to the Executive by a legal, contractual or fiduciary obligation. Except as may be required or appropriate in connection with his carrying out his duties under this Agreement, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such Confidential Information to anyone other than the Company and those designated by the Company.

     (b) REMOVAL OF DOCUMENTS. All records, files, drawings, letters, memoranda, reports, computer data, computer disks, electronic storage media, documents, models and the like relating to the business of the Company and/or the business of any of the other Talton Entities, which the Executive prepares, uses or comes into contact with and which contain Confidential Information shall be the exclusive property of the Company to be used by the Executive only in the performance of his duties for the Company and shall not be removed by the

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Executive from the premises of any Talton Entity (without the written consent of the Company) during or after the Employment Period unless such removal shall be required or appropriate in connection with his carrying out his duties under this Agreement, and, if so removed by the Executive, shall be returned to such Talton Entities immediately upon termination of the Executive's employment hereunder, or earlier request by the Company (with the Executive retaining no copies thereof nor any notes or other records relating thereto).

     (c) DEVELOPMENTS. The Executive will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software and/or works of authorship relating in any way to the business, activities or affairs of any of the Talton Entities, whether patentable or not, which are created, made, conceived or reduced to practice (in whole or in part) by the Executive or under his direction or jointly with others prior to or during the Employment Period, whether or not during normal working hours or on the premises of the Company (collectively, "Developments"). The Executive agrees to assign and does hereby assign to the Company all of his right, title and interest in and to all Developments and related patents, copyrights and applications therefor. The Executive shall do all permissible things, and take all permissible action, necessary or advisable, in the Company's sole discretion and at the Company's expense, to cause any other person related to the Executive or an entity controlled by the Executive having an interest in a Development to assign to the Company all of such person's or entity's right, title and interest in and to such Development and related patents, copyrights and applications therefor. The Executive agrees to cooperate fully with the Company, both during and after the termination of the Employment Period, with respect to the procurements, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries) relating to Developments.

     (d) NON-COMPETITION. During (i) the Executive's employment with the Company and (ii) the one-year period immediately following the expiration or earlier termination of the Employment Period, the Executive (A) shall not engage, anywhere within the geographical areas in which any Talton Entity is then conducting its business operations, directly or indirectly, alone, in association with or as a shareholder, principal, agent, partner, officer, director, Executive or consultant of any other organization, in any Competitive Business; (B) shall not solicit or encourage any officer, Executive, independent contractor, vendor or consultant of any of the Talton Entities to leave the employ of, or otherwise cease his relationship with, any of the Talton Entities; and (C) shall not solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the customers or accounts, of any Talton Entity, which were served by any Talton Entity during the time the Executive was employed by any Talton Entity. If the Executive violates any of the provisions of this Section 6(d), following his termination of employment, the computation of the time period provided herein shall be tolled from the first date of the breach until the earlier of (i) the date judicial relief is obtained by the Company, (ii) the Company states in writing that it will seek no judicial relief for said violation, or (iii) the Executive provides satisfactory evidence to the Company that such breach has been remedied. If, at any time, the provisions of this Section 6(d) shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 6(d) shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Executive agrees that this Section 6(d) as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein. For purposes of this
Section 6, Executive and the Company agree that Competitive Business shall mean
(i) the inmate telephone business, (ii) the business of selling, leasing or otherwise providing law enforcement management systems, jail management systems, victim notification systems and/or other tracking or record systems to inmate, jail or correctional facilities, (iii) the billing, collection and/or validation business within the inmate telephone industry, and/or (iv) any material line of business that the Talton Entities are engaged in on the date of termination, expiration or non-extension of the Employment Period.

     (e) NON-COMPETITION IN EXPANSION MARKETS. Executive acknowledges that a valuable asset of the Talton Entities is the plan of the Company and the other Talton Entities to extend and expand their business, by acquisition or otherwise, to areas of the United States of America which the Talton Entities do not yet serve as of the Effective Date. Accordingly, during (i) the Executive's employment with the Company and (ii) the one-year period immediately following the expiration or earlier termination of the Employment Period, the Executive shall not engage, anywhere in the United States of America, directly or indirectly, alone, in association with or as a shareholder, principal, agent, partner, officer, director, Executive or consultant of any other

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organization, in any Competitive Business. If the Executive violates any of the provisions of this Section 6(e), following his termination of employment, the computation of the time period provided herein shall be tolled from the first date of the breach until the earlier of (i) the date judicial relief is obtained by the Company, (ii) the Company states in writing that it will seek no judicial relief for said violation, or (iii) the Executive provides satisfactory evidence to the Company that such breach has been remedied. If, at any time, the provisions of this Section 6(e) shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 6(e) shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Executive agrees that this Section 6(e) as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

     (f) CONTINUING OPERATION. Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this
Section 6.

     (g) LEGITIMATE BUSINESS INTERESTS. The Executive has carefully read and considered the provisions of this Section 6 and, having done so, agrees that the restrictions set forth herein, including, without limitation, the time and geographic restrictions set forth above, are fair and reasonable and are reasonably required for the protection of the legitimate business interests and goodwill of the Company.

     (h) REMEDIES. The Executive acknowledges that any violation of any of the covenants and agreements contained in this Section 6 would result in irreparable and continuing harm and damage to the Company and the other Talton Entities which would be extremely difficult to quantify and for which money damages alone would not be adequate compensation. Consequently, the Executive agrees that, in the event he violates or threatens to violate any of these covenants and agreements, the Company shall be entitled to: (1) entry of an injunction enjoining such violation and/or requiring the Executive to return all materials or other proprietary information of the Company and (2) money damages insofar as they can be determined. Nothing in this Agreement shall be construed to prohibit the Company and the other Talton Entities from also pursuing any other legal or equitable remedy, the parties having agreed that all remedies are cumulative.

     7. SEVERABILITY. Whenever possible, each provision and term of this Agreement will be interpreted in a manner to be effective and valid, but if any provision or term of this Agreement is held to be prohibited or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.

     8. WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

     9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Company and its affiliates, successors and assigns, and the Executive and his assigns, heirs and legal representatives. Each of the Talton Entities (and their respective affiliates, successors and assigns) shall be third party beneficiaries of this Agreement and may independently enforce and benefit from the terms hereof.

     10. OTHER AGREEMENTS; INDEMNIFICATION. The Executive hereby represents that, except as he has disclosed in writing to the Company, the Executive is not bound by the terms of any agreement

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with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of the Executive's employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. The Executive further represents that his performance of all of the terms of this Agreement does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by the Executive in confidence or in trust prior to the date of this Agreement, and the Executive will not disclose to the Company or any other Talton Entity or induce the Company or any other Talton Entities to use any confidential or proprietary information or material belonging to any previous employer or others. The Executive hereby indemnifies and agrees to defend and hold the Company and the other Talton Entities harmless from and against any and all damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and the costs of investigation) resulting or arising directly or indirectly from any breach of the foregoing representations or from allegations, claims, proceedings or actions by third parties relating to the confidential information belonging to them and disclosed by the Executive to the Company or any other Talton Entity. The Executive shall be indemnified and held harmless to the fullest extent permitted by applicable law, including (S) 145 of the General Corporation Law of the State of Delaware, from and against any and all damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and the costs of investigation) resulting or arising directly or indirectly as a consequence of the Executive's service as an officer and/or director of the Company or any of the Talton Entities. The Company shall maintain at all times during the Employment Period and for a period of no less than two (2) years thereafter, directors and officers liability insurance having terms not less favorable than the policies in effect on the date hereof.

     11. WITHHOLDING. Any payments provided for in this Agreement shall be paid net of any applicable withholding of taxes required under federal, state or local law.

     12. RECITALS; HEADINGS; CONSTRUCTION. The Recitals set forth in the preamble of this Agreement shall be deemed to be included and form an integral part of this Agreement. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.
All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms. All references herein to the word "or" shall mean "and/or." The parties, in acknowledgment that all of them have been represented by counsel and that this Agreement has been carefully negotiated, agree that the construction and interpretation of this Agreement and other documents entered into in connection herewith shall not be affected by the identity of the party or parties under whose direction or at whose expense this Agreement and such documents were prepared or drafted.

     13. TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     14. GOVERNING LAW. This Agreement shall be governed by the substantive laws of the State of Delaware, without regard to its conflicts of laws principles. In particular, Delaware substantive law will govern any controversy or claim between or among the parties hereto, including any claim arising out of or relating to this Agreement or based on or arising from an alleged tort.

     15. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral agreements and understandings between the parties with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by both parties.

     16. NOTICES. Any notice, demand or other communication which may or is required to be given under this Agreement shall be in writing and shall be: (a) personally delivered; (b) transmitted by United States postage prepaid mail, registered or certified mail, return receipt requested; (c) transmitted by reputable overnight courier service such as Federal Express; or (d) transmitted by legible facsimile (with answer back confirmation) to the parties' respective addresses as set forth opposite their signatures hereto). Except as otherwise specified herein,

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all notices and other communications shall be deemed to have been duly given on
(i) the date of receipt if delivered personally, (ii) 2 calendar days after the date of posting if transmitted by registered or certified mail, return receipt requested, (iii) the first (1st) business day after the date of deposit if transmitted by reputable overnight courier service or (iv) the date of transmission with confirmed answer back if transmitted by facsimile, whichever shall first occur. A notice or other communication not given as herein provided shall only be deemed given if and when such notice or communication is actually received in writing by the party to whom it is required or permitted to be given. The parties may change their address for purposes hereof by notice given to the other parties in accordance with the provisions of this Section, but such notice shall not be deemed to have been duly given unless and until it is actually received by the other party.

     17. COMMON LAW OR OTHER DUTIES. The Executive's and the Company's duties obligations, and agreements hereunder are in addition to (and not in limitation of) any duties or obligations under common law or statute owed to the Company or the other Talton Entities by the Executive or by the Company to the Executive by reason of his position as officer, director or Executive, as applicable, of the Company or the other Talton Entities.

     18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     19. ATTORNEYS' FEES. The Executive shall be reimbursed for reasonable attorneys' fees and expenses incurred in the negotiation of this Agreement.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                 COMPANY:

                                 EVERCOM, INC., formerly known as
                                 TALTON HOLDINGS, INC.,
                                 a Delaware corporation


                                 By:         /s/JEFFREY D. CUSHMAN
                                             ---------------------
                                 Name:       Jeffrey D. Cushman
                                 Title:      Vice President

                                 Address:    8201 Tristar Drive
                                             Irving, Texas 75063

                                 Telephone:  (972) 988-3737
                                 Facsimile:  (972) 988-3774

                                 EXECUTIVE:

                                 By:          /s/ DENNIS L. WHIPPLE
                                              ---------------------
                                 Name:        Dennis L. Whipple

                                 Address:     42 Bretagne Circle
                                              Little Rock, Arkansas 72223

                                 Telephone:   (501) 821-1444

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                                   EXHIBIT A


(a)  Base Salary:   $300,000 per year, subject to annual review by the
                    Compensation Committee for possible increase (but not decrease).

(b)  Bonus:         The bonus for the period from the date hereof through
                    December 31, 1998 shall be $75,000. A bonus program will be established annually beginning in 1999. The bonus program shall be based upon the Company's annual budget for each year. The Executive's target bonus shall equal 100% of Base
                    Salary which shall be earned upon achievement of annual budget objectives, with the Executive being eligible to earn a maximum bonus equal to 200% of Base Salary. Determination of bonuses above or below target will be mutually agreed upon by the Company, acting through its Compensation
                    Committee, and the Executive each year, provided that, in no event will the bonus for 1999 be less than $150,000. The bonus program will be established as part of the Company's budget process each year.

(c)  Options:       The Executive will be awarded options to purchase 500 shares of Company common stock, having a strike price equal to $2,000 per share. Such options will vest 50% on the first anniversary of the date hereof, 25% on the second anniversary of the date hereof, and 25% on the third anniversary of the date hereof, provided that, if the Executive is terminated without Cause, or the Executive terminates for "Good Reason" for events described in Section
                    5(c)(i), (ii) or (iii), vesting shall be accelerated to the date of termination with respect to those options which would vest on the next anniversary date (e.g., if Executive is terminated after the 1st anniversary but prior to the second anniversary, 50% of the options would be vested on the 1st anniversary, 25% would be vested on termination and 25% would be forfeited) and provided further that, if the Executive terminates for "Good Reason" for events described in Section 5(c)(iv), vesting shall be accelerated as to all options.

                    The options shall expire as follows: (A) so long as the Executive remains employed by the Company hereunder (including renewals), the options shall expire on September 7, 2008; (B) in the event the Agreement is not renewed or the Executive's employment with the Company is terminated pursuant to Section 5(b) (other than as a result of death or disability), unvested options shall expire upon termination and vested options shall expire on September 7, 2008; (C) in the event the Executive's employment with the Company is terminated (i) as a result of death or disability pursuant to Section 5(b), or (ii) as a result of the Executive's voluntary termination of employment without Good Reason or
                    (iii) as a result of termination by the Company for Cause pursuant to Section 5(a), unvested options shall expire upon termination and vested options shall expire as follows, if such termination occurs at any time on or prior to the second anniversary of the Effective Date, the vested options shall expire on the date which is two (2) years following the date of termination of employment, and if such termination occurs at any time after the second anniversary of the Effective Date, the vested options shall expire on the earlier of September 7, 2008, or the date which is five
                    (5) years following the date of termination of employment.

                    In the event the Agreement is not renewed or the Executive's employment with the Company is terminated for any reason and if the Company's common stock is not Publicly Traded (hereinafter defined) at the time of non-renewal or termination, the Executive shall have the right within six
                    (6) months following such non-renewal or termination, to require the Company upon written notice during said six month period to redeem and cash out his vested options at a price determined by taking the number of shares subject to such vested options and multiplying it by the excess of the fair market value of the Company's common stock as of the date such notice is given over the option exercise price. The fair market value of the Company's common stock shall be determined by an independent investment banking firm or appraiser mutually selected in good faith by the Company and the Executive within thirty (30) days after receipt of the aforesaid notice. If the parties cannot agree within such 30 day period, each party will select within ten (10) days thereafter, an

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

                    investment or merchant banking firm to act as its representative, and such representatives shall in good faith select an impartial third party firm or appraiser to determine the fair market value. Once the firm or appraiser is selected, it shall promptly determine the fair market value of the Company's stock, and shall deliver its determination of the fair market value to both the Company and the Executive. The cost for such appraisal shall be borne by the Company. The Executive shall have a period of thirty (30) days from the receipt of the determination to elect to proceed with the redemption and cash out by delivery of written notice to the Company. If the Executive fails to deliver such notice within such thirty (30) day period, the redemption and cash out rights shall terminate. If the Executive elects to proceed by delivering such written notice within such thirty (30) day period, a closing for the redemption and cash out shall occur within ninety
                    (90) days after the date such notice to proceed is delivered to the Company.

                    However, in the event that the cash out and redemption of the options would cause a default under the Company's senior secured credit facility and/or the Company's 11% Senior Notes, the following provisions shall apply. During the 90 day period the Company shall use commercially reasonable efforts to obtain the necessary consents to permit the cash out and redemption of all options without causing such default. At the end of the 90 day period, the Company shall cash out and redeem the maximum amount of options which may be redeemed without causing such default. As to those options which cannot be cashed out and redeemed without causing such default: (i) such options shall continue to be held by the Executive and their period for exercise shall be extended day for day (but not beyond September 7, 2008) until such options are redeemed or the Executive elects to withdraw his election to redeem as provided below; (ii) the Company shall continue to use commercially reasonable efforts to obtain necessary consents to permit the cash out without default; (iii) every six months following the 90 day period, the Company shall cash out and redeem the maximum amount of options which may be redeemed without default provided that the cash out price (i.e. fair market value previously determined less $2,000 strike price) shall increase at a per annum rate which is 1-1/2% in excess of the interest rate charged under the Company's senior secured credit facility from the expiration of the 90 day period until the option is cashed out; (iv) at any time options remain unredeemed, the Executive may withdraw his election to have such options cashed out by the Company, in which event the Company shall have no further obligation to redeem and cash out such options; and (v) at any time the determination of the fair market value of the Company's stock is more than one year old, the Executive (but not the Company) may demand a redetermination of fair market value in accordance with the procedures set forth in the preceding paragraph, in which event (A) the next scheduled cash out and redemption shall be made using such redetermined fair market value in lieu of the cash out price set forth in subsection (iii) above; (B) the closing for the next scheduled cash out and redemption shall be delayed, if necessary, in order to allow time to complete the redetermination and permit the Executive the thirty (30) day period to review it; and (C) the appraisal costs incurred with respect to the redetermination shall be borne by the Company. For purposes hereof, the Company's common stock will be considered Publicly Traded if it is listed on the New York Stock Exchange or NASDAQ National Market Issue.

                    As soon as reasonably possible after the Company's common stock is Publicly Traded, the Company shall file a registration statement on Form S-8 with respect to the shares which are subject to the options, and shall use its reasonable efforts to keep such registration statement effective.

                    The options will not be issued under or governed by the Company's 1998 Stock Option Plan. Options shall be subject to the terms of (and Executive and the Company shall enter into) an option agreement reflecting the foregoing terms. Such option agreement shall provide that the Company is entitled to delay filing the Form S-8 registration statement or suspend offers and sales under the Form S-8 registration statement for a reasonable period

                    (not to exceed 120 days in any year for all such postponements or suspensions) upon the good faith determination of the Board of Directors. In addition, Executive will be entitled to participate in future option programs and grants in the amounts determined by the Compensation Committee on an annual basis.

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